UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2017
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On December 1, 2017, Post Holdings, Inc. (the “Company”) issued 5.625% senior notes due 2028 (the “Notes”) at par in an aggregate principal amount of $1,000.0 million to certain persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act.

The Notes were issued pursuant to an Indenture dated as of December 1, 2017 among the Company, the guarantors from time to time party thereto, and Wells Fargo Bank, National Association, as trustee (the “Indenture”).

The Notes bear interest at a rate of 5.625% per year. Interest payments are due semi-annually each January 15 and July 15, with the first interest payment due on July 15, 2018. The maturity date of the Notes is January 15, 2028.

The Notes are unsecured unsubordinated obligations of the Company and are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of the Company’s existing and future domestic subsidiaries (other than immaterial subsidiaries, receivables finance subsidiaries or subsidiaries that the Company designates as unrestricted subsidiaries). Accordingly, the Notes are:

•	equal in right of payment with all of the Company’s and the subsidiary guarantors’ existing and future senior indebtedness;

•	senior in right of payment to any of the Company’s and the subsidiary guarantors’ future subordinated indebtedness;

•	effectively subordinated to all of the Company’s and the subsidiary guarantors’ existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness; and

•
effectively subordinated to all of the existing and future indebtedness and other liabilities, including trade payables, of the Company’s non-guarantor subsidiaries (other than indebtedness and other liabilities owed to the Company or any guarantors).

At any time prior to December 1, 2020, the Company may redeem up to 40% of the aggregate principal amount of Notes at a redemption price equal to 105.625% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date, with an amount not to exceed the net cash proceeds of certain equity offerings of the Company so long as at least 50% of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the redemption (unless all such Notes are otherwise repurchased or redeemed) and the redemption occurs within 90 days of the date of the closing of such equity offering.

At any time prior to December 1, 2022, the Company may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed and accrued and unpaid interest, plus a premium provided for in the Indenture, which would be the greater of (1) 1.0% of the principal amount of each Note being redeemed or (2) the excess of (i) the present value at the redemption date of (x) the redemption price of the Note being redeemed at December 1, 2022 plus (y) all required interest payments due on each such Note through December 1, 2022 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate (as defined in the Indenture) as of such redemption date plus 50 basis points; over (ii) the principal amount of such Note.

On or after December 1, 2022, the Company may redeem all or a part of the Notes at the redemption prices (expressed as a percentage of principal amount of the Notes) set forth below, plus accrued and unpaid interest to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Redemption Year	Price
2022	102.813%
2023	101.875%
2024	100.938%
2025 and thereafter	100.000%

If the Company experiences a Change of Control (as defined in the Indenture), holders of the Notes may require the Company to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture limits the Company’s ability and the ability of its restricted subsidiaries to, among other things: borrow money or guarantee debt; create liens; pay dividends on or redeem or repurchase stock; make specified types of investments and acquisitions; enter into or permit to exist contractual limits on the ability of the Company's subsidiaries to pay dividends to the Company; enter into new lines of business; enter into transactions with affiliates; and sell assets or merge with other companies. Certain of these covenants are subject to suspension when and if the Notes are rated at least “BBB-” by Standard & Poor’s Rating Services or at least “Baa3” by Moody’s Investors Service, Inc.

The Indenture contains customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) non-payment of principal or interest; (ii) breach of certain covenants contained in the Indenture or the Notes; (iii) defaults in failure to pay certain other indebtedness or the acceleration of certain other indebtedness prior to maturity; (iv) the failure to pay certain final judgments; (v) the failure of certain guarantees to be enforceable and (vi) certain events of bankruptcy or insolvency. Generally, if an event of default occurs (subject to certain exceptions), the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all of the Notes to be due and payable immediately.

Attached as Exhibit 4.1 to this Current Report and incorporated herein by reference is a copy of the Indenture, and the foregoing description of the terms of the Indenture is qualified in its entirety by reference to such exhibit.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 4, 2017	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture (2028 Notes), dated as of December 1, 2017, by and among Post Holdings, Inc., the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee

5